Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------


                        ENVIRONMENTAL SOLUTIONS WORLDWIDE
                    ANNOUNCES QUARTERLY & FISCAL 2003 RESULTS


TELFORD, PA, MARCH 12, 2004 - ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (ESW) (OTC
BB: ESWW), a company that develops, manufactures, and sells environmental technologies, today announced the results for its fourth quarter and Fiscal Year ended December 31, 2003.

Revenue for the fourth quarter ended December 31, 2003 was $380,489 compared to $364,493 for the same period in 2002. Net loss from operations for this period was $280,685 compared to $268,955 for the same period in 2002. Revenue for Fiscal 2003 was $1,739,715 compared to $1,902,297 in the previous Fiscal Year. However, net loss from operations for Fiscal 2003 was $770,098 compared to $1,123,330 for the same period in 2002.

Mr. John A. Donohoe, Jr. the Company's CEO, President and Chairman stated, "in the fourth quarter, ESW continued with the company's certification and validation programs. Both CARB Gasoline/Petrol and Diesel projects, and the EPA diesel verification being conducted in conjunction with Cummins-Fleetguard, progressed. These projects although slower than anticipated, are absolutely necessary for ESW's growth and future success."

Mr. Donohoe further stated "we are disappointed with our financial results for this period and 2003 in its entirety. As we have announced previously, our mid-year 2003 shift in strategy to focus on achieving CARB certification for our products would temporarily affect manufacturing, sales, and ultimately lengthen our time line for achieving profitability. However, it is our belief that this strategy will provide for greater expansion into broader markets and allow us to attract those large recurring-revenue customers who are typically procured with the appropriate independent certifications and validations.

"We expect this pressure on production and sales to continue through the first part of 2004 but we believe that new and previously unobtainable sales opportunities as well as customer prospects will be available to the Company should we be successful in obtaining receipt of the CARB & EPA Executive Orders.

"We have previously announced both Gasoline/Petrol and Diesel CARB certifications have now been filed and we are working with Cummins-Fleetguard on the completion of the EPA verification submittal. ESW continues to successfully test and provide certification services as well as assisting our current customers in acquiring their own EPA/CARB certifications using the ESW technology."


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In accordance with past practices and the Company's Shareholder-Awareness commitment, CEOcast will be interviewing John Donohoe on Tuesday March 16, 2004. The replay of this interview will be available on Wednesday March 17, 2004 and can be accessed on the ESW website at WWW.CLEANERFUTURE.COM or by logging on to CEOcast at WWW.CEOCAST.COM and clicking on Environmental Solutions Worldwide on the right side of the screen.

The Quarterly "Previous Press Release Updates" will be posted on the company's website at WWW.CLEANERFUTURE.COM under the "PR UPDATE" button. For specific questions about ESW please email your questions to INQUIRES@CLEANERFUTURE.COM.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31,
                                   (UNAUDITED)

                                               FISCAL YEAR ENDED DECEMBER 31,            THREE MONTHS ENDED DECEMBER 31,
                                                  2003                 2002*                2003                 2002*
                                             -----------------------------------        ---------------------------------
Revenue
   Net sales                                  $  1,739,715         $  1,902,297         $    380,489         $    364,493
Cost of sales                                      853,098            1,002,554              202,144               58,804
                                              ------------         ------------         ------------         ------------
Gross profit                                       886,617              899,743              178,345              305,689
                                              ------------         ------------         ------------         ------------
Operating expenses
  Consulting fees                                   45,236              193,086               14,337               69,899
  Marketing, office & general costs              1,389,479            1,607,387              388,904              442,824
  Officer's compensation and directors fees        222,000              222,600               55,789               61,921
                                              ------------         ------------         ------------         ------------
                                                 1,656,715            2,023,073              459,030              574,644
                                              ------------         ------------         ------------         ------------
Net loss                                      $   (770,098)        $ (1,123,330)        $   (280,685)        $   (268,955)
                                              ============         ============         ============         ============
Loss per share information
Basic and diluted                             $     (0.016)        $     (0.028)        $     (0.006)        $     (0.003)
                                              ============         ============         ============         ============
Weighted average number
  of shares outstanding                         48,854,089           40,673,030           49,349,490           47,352,194
                                              ============         ============         ============         ============

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
With headquarters in Telford, Pennsylvania Environmental Solutions Worldwide is a publicly traded research and development company engaged through its subsidiaries in the design, development, manufacture and sale of environmental technologies currently focused on the international automotive and transportation industries. ESW manufactures and markets a line of catalytic emission control products and catalytic conversion technologies for a multitude of applications.

For updated information, please visit the Company's Web site at:
WWW.CLEANERFUTURE.COM.
----------------------


SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                         David Johnson at 1-905-850-9970
                           djohnson@cleanerfuture.com




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